UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 16, 2005

NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Spring Street Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On May 16, 2005, NitroMed, Inc. (“NitroMed”) entered into a Scientific Advisory Board Agreement (the “Agreement”) with Frank L. Douglas, Ph.D., M.D.  Dr. Douglas is a member of the Board of Directors of NitroMed.

Pursuant to the Agreement, NitroMed has retained Dr. Douglas to serve as a member of its scientific advisory board (“SAB”).  Subject to earlier termination, the Agreement shall continue in effect until April 13, 2009.  Either party may terminate the Agreement on 30 days’ prior written notice to the other party.

In consideration for Dr. Douglas’s service on the SAB, NitroMed (a) agreed to pay Dr. Douglas an annual advisor fee of $20,000, plus reimbursement of reasonable and necessary expenses, and (b) granted to Dr. Douglas an option to purchase 20,000 shares of NitroMed Common Stock, $0.01 par value, at an exercise price of $14.99 per share.  The option was granted pursuant to the NitroMed 2003 Amended and Restated Stock Incentive Plan and vests and becomes exercisable in four equal installments beginning on the first anniversary of the grant date.

The Agreement also sets forth customary nondisclosure and assignment of invention covenants in favor of NitroMed.

The description of the terms and conditions of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated by this reference.

Item 9.01.                                          Financial Statements and Exhibits.

(c)  Exhibits

The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2005	NITROMED, INC.

	By:	/s/ Lawrence E. Bloch
Lawrence E. Bloch, M.D., J.D.
Chief Financial Officer, Chief Business Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Scientific Advisory Board Agreement, dated May 16, 2005, between NitroMed, Inc. and Frank L. Douglas, Ph.D., M.D.